Exhibit 24

Power of Attorney

The undersigned hereby appoint Joseph C. Benage as attorney-in-fact, to execute in name and on behalf of the undersigned the Form 10-K Annual Report of LabOne, Inc., to be filed with the Securities and Exchange Commission for its fiscal year ended December 31, 2001.

Dated: February 27, 2002

/s/ W. Roger Drury
 W. Roger Drury, Director

/s/ D. Scott Mackesy
D. Scott Mackesy, Director

/s/ Paul B. Queally
Paul B. Queally, Director

/s/ James R. Seward
James R. Seward, Director

/s/ Sean M. Traynor
Sean M. Traynor, Director

/s/ John E. Walker
John E. Walker, Director